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                                    EXHIBIT 23.1



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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated April 17, 1996, accompanying the financial statements incorporated by reference or included in the Annual Report of Rocky Mountain Chocolate Factory, Inc. on Form 10-K for the year ended February 29, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of Rocky Mountain Chocolate Factory, Inc. on Forms S-8 (File No. 33-79342, effective May 25, 1994 and File No, 33-64653, effective November 30, 1995).


/s/  GRANT THORNTON LLP
- --------------------------------
Grant Thornton LLP

Dallas, Texas
May 29,1996